Exhibit 99.1

February 22, 2022

TEGNA to be Acquired by Standard General for $24.00 Per Share

Will Become Nation’s Largest Minority-Owned, Woman-Led Broadcast Group

Tysons, Va. and New York – TEGNA Inc. (NYSE: TGNA) and Standard General L.P. today announced that TEGNA and an affiliate of Standard General have entered into a definitive agreement under which TEGNA will be acquired by the Standard General affiliate for $24.00 per share in cash. The transaction has an equity value of approximately $5.4 billion and an enterprise value of approximately $8.6 billion, including the assumption of debt.

The transaction consideration represents a premium of approximately 39% to TEGNA’s unaffected closing share price on September 14, 2021, the last full trading day prior to media speculation about a potential sale of TEGNA, and a premium of approximately 11% to TEGNA’s all-time high closing price since separation from the Gannett publishing business in 2015. The transaction was unanimously approved by the TEGNA Board.

Howard D. Elias, Chairman of the TEGNA Board, said, “We are pleased to have reached this agreement with Standard General, which follows a thorough review of acquisition proposals received by the Company. After evaluating this opportunity against TEGNA’s standalone prospects and other strategic alternatives, our Board concluded that this transaction maximizes value for TEGNA shareholders. Thanks to the team’s stellar execution of the Company’s value-creation strategy, TEGNA has positioned itself as a leading broadcast television group serving the greater good of the communities in which we operate – and as a private company will have an enhanced ability to keep evolving its local news, programming, and marketing solutions to serve its communities in a rapidly changing media landscape.”

Soo Kim, Founding Partner of Standard General, commented, “As long-term investors in the television broadcasting industry, we have a deep admiration for TEGNA and the stations it operates and, in particular, for TEGNA’s talented employees and their commitment to serving their communities. We are excited to partner again with Deb McDermott, who previously spearheaded the broadcast group at Media General, where Standard General was a principal shareholder. We believe TEGNA has a strong foundation and exciting prospects for continued growth as a result of the stewardship of the Board and the current management team. We look forward to building on the Company’s strong foundation and leveraging Deb’s deep industry experience to drive further growth.”

Following the close of the transaction, Deb McDermott will become CEO and Mr. Kim will serve as Chairman of a new Board. Ms. McDermott currently serves as CEO of Standard Media and has more than 20 years of experience leading broadcast groups, including previously serving as COO of Media General and as CEO and President of Young Broadcasting. In these roles, she has served as a key member of the leadership teams responsible for the successful acquisition, integration, and operation of more than 90 stations.

Dave Lougee, President and CEO of TEGNA, said, “This transaction is the next step in TEGNA’s evolution and recognizes the value of our portfolio of leading broadcast assets and innovative digital brands. TEGNA’s employees deserve tremendous credit for their commitment to serving our viewers with high-quality news and content that informs and supports our local communities. At all levels, we have been tireless in our efforts to ensure TEGNA effectively serves all of our stakeholders, and I am immensely proud of these efforts. Our hard work has built a company that is a leading and trusted local news and media content provider in the markets it serves and has fostered a culture of diversity and inclusiveness. We are deeply gratified that TEGNA’s new owners value and embrace our purpose to serve the greater good of our communities. Deb McDermott is an experienced and accomplished broadcast executive, and we are confident in TEGNA’s future under her leadership.”

Ms. McDermott commented, “I am honored to lead TEGNA’s team to create new opportunities and build on its heritage and successes achieved under Dave’s leadership. TEGNA’s stations have earned excellent reputations as leading local content providers, and TEGNA’s digital and content assets are a key part of its future in an evolving media landscape. These achievements are a credit to the hard work of TEGNA’s dedicated employees, who are the Company’s most valuable asset. I’m very excited about what the future holds for TEGNA.”

Transaction Details

The transaction is subject to approval by TEGNA shareholders, regulatory approvals, and other customary closing conditions, and is expected to close in the second half of 2022.

Under the terms of the definitive merger agreement, in addition to receiving $24.00 per share, TEGNA shareholders will receive additional cash consideration in the form of a “ticking fee” of $0.00167 per share per day (or $0.05 per month) if the closing occurs between the 9- and 12-month anniversary of signing, increasing to $0.0025 per share per day (or $0.075 per month) if the closing occurs between the 12- and 13-month anniversary of signing, $0.00333 per share per day (or $0.10 per month) if the closing occurs between the 13- and 14-month anniversary of signing, and $0.00417 per share per day (or $0.125 per month) if the closing occurs between the 14- and 15-month anniversary of signing.

Following the close of the transaction, TEGNA stations in Austin (KVUE), Dallas (WFAA and KMPX) and Houston (KHOU and KTBU) are expected to be acquired by Cox Media Group (“CMG”) from Standard General.

Also after closing, Premion is expected to operate as a standalone business majority owned by Cox Media Group and Standard General.

Upon completion of the transaction, TEGNA will become a private company and its shares will no longer be traded on the New York Stock Exchange.

Financing

An affiliate of Standard General will hold substantially all of the voting, common equity in the new entity that is acquiring TEGNA, with CMG and funds managed by affiliates of Apollo Global Management to hold securities in the new entity that will be non-voting and non-attributable and with other investors holding non-voting interests. A syndicate of banks led by RBC Capital Markets will provide debt financing.

Advisors

J.P. Morgan Securities LLC is acting as lead financial advisor, with Greenhill & Co. also acting as a financial advisor to TEGNA, and Wachtell Lipton Rosen & Katz and Covington & Burling LLP are acting as its legal advisors. Moelis & Company and RBC are acting as financial advisor to Standard General and Fried Frank Harris Shriver & Jacobson LLP and Pillsbury Winthrop Shaw Pittman LLP are acting as its legal advisors.

About TEGNA

TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. With 64 television stations in 51 U.S. markets, TEGNA is the largest owner of top 4 network affiliates in the top 25 markets among independent station groups. TEGNA also owns leading multicast networks True Crime Network, Twist and Quest. TEGNA offers innovative solutions to help businesses reach consumers across television, digital and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. For more information, visit www.TEGNA.com.

About Standard General

Standard General was founded in 2007 and manages capital for public and private pension funds, endowments, foundations, and high-net-worth individuals. Standard General is a minority-controlled and operated organization. Mr. Kim is supported by a diverse, highly experienced 17-person team, including seven investment professionals with over 120 years of collective investing experience.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction and the related transactions involving the parties that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the approval of the Company’s stockholders), and the related transactions involving the parties, in the anticipated timeframe or at all, (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock, (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business, (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into pursuant to the proposed transaction or of the transactions involving the parties, (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction, (7) significant transaction costs, (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions, (10) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks, and (11) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements in this communication may include, without limitation: statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. The Company will mail to its stockholders a definitive proxy statement in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at http://tegna.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 26, 2021 and in subsequently filed Current Reports on Form 8-K, Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. You can obtain free copies of these documents from the Company using the contact information above.

For media inquiries, contact:

Standard General

Andy Brimmer/Jamie Moser

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

TEGNA

Anne Bentley

Vice President, Corporate Communications

703-873-6366

abentley@TEGNA.com

George Sard/Andy Duberstein

Sard Verbinnen & Co.

TEGNA-SVC@SARDVERB.com

For investor inquiries, contact:

Julie Heskett

Senior Vice President, Financial Planning & Analysis

703-873-6747

investorrelations@TEGNA.com